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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated December 12, 2001 relating to the financial statements and financial statement schedule, which appears in Advanced Digital Information Corporation's Annual Report on Form 10-K for the year ended October 31, 2001.


/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Seattle, Washington
May 16, 2002